Exhibit (A) (1) (ii)

LETTER OF TRANSMITTAL

Regarding

Limited Liability Company Interests

in

MERCANTILE LONG-SHORT MANAGER MASTER FUND LLC

Tendered Pursuant to the Offer to Purchase

Dated November 27, 2006

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY THE MASTER FUND BY, 5:00 P.M. EASTERN TIME, ON

DECEMBER 26, 2006, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL

AND RETURN BY MAIL OR FAX TO:

MERCANTILE LONG-SHORT MANAGER MASTER FUND LLC

c/o Citigroup Fund Services

Two Portland Square

Portland, Maine 04101

Phone: (800) 239-0418

Fax: (207) 879-6206

Ladies and Gentlemen:

The undersigned hereby tenders to Mercantile Long-Short Manager Master Fund LLC, a limited liability company organized under the laws of the State of Delaware (the “Master Fund”), the limited liability company interest in the Master Fund or portion thereof (the “Interests”) held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, dated November 27, 2006, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”).

THE TENDER IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE MASTER FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE MASTER FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Master Fund the Interests tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interests or portion thereof tendered hereby and that the Master Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Master Fund may not be required to purchase any of the Interests in the Master Fund or portions thereof tendered hereby.

The initial payment of the purchase price for the Interests or portions thereof tendered by the undersigned will be made on behalf of the Master Fund by check or wire transfer of the funds to the account identified by the undersigned below, as described in Section 6 of the Offer to Purchase. (Any payment in the form of securities would be made by means of special arrangement with the tendering member in the sole discretion of the Master Fund.)

The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Master Fund as of March 30, 2007, subject to an extension of the Offer to Purchase as described in Section 7 of the Offer to Purchase. The contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Master Fund's financial statements for 2007, which is anticipated to be in May 2007.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

A COMPLETED LETTER OF TRANSMITTAL SHOULD BE SENT TO THE MASTER FUND BY EITHER FAX OR MAIL. IF REPLYING BY FAX, THE COMPLETED LETTER OF TRANSMITTAL SHOULD BE FAXED TO (207) 879-6206 AND THE ORIGINAL LETTER SHOULD THEN BE PROMPTLY MAILED TO THE MASTER FUND AT THE

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ADDRESS BELOW. IF REPLYING BY MAIL, PLACE THE COMPLETED LETTER OF TRANSMITTAL IN THE ENCLOSED BUSINESS REPLY ENVELOPE AND SEND TO:

MERCANTILE LONG-SHORT MANAGER MASTER FUND LLC

c/o Citigroup Fund Services

Two Portland Square

Portland, Maine 04101

FOR ADDITIONAL INFORMATION:

Phone: (800) 239-0418

PART 1. NAME AND ADDRESS

Member Name:

Address:

Taxpayer Identification No.:

Telephone Number:

PART 2. AMOUNT OF LIMITED LIABILITY COMPANY INTERESTS IN THE MASTER FUND BEING TENDERED:

[    ] The undersigned’s entire limited liability company interest.

[    ] A portion of the undersigned’s limited liability company interest expressed as a specific dollar value.*

            $

[    ] A portion of the undersigned’s limited liability company interest expressed as a percentage of the undersigned’s limited liability company interest:*

*	A minimum interest with a value greater than $50,000 must be maintained in the Master Fund (the “Required Minimum Balance”). The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Master Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

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PART 3. PAYMENT

The undersigned wishes to receive payment by (check the appropriate box):

[    ] Check (all payments will be mailed to your address as reflected in the Master Fund’s records)

[    ] Wire transfer (the information below must be completed)

Bank Name:
ABA Routing Number:
Credit to:
Account Number:
For further credit to:
Name(s) on the Account:

Account Number:

NOTE: If you are now providing new wire transfer payment instructions, then you will need to provide a Signature Guarantee for your signature below in PART 4. (If you are not altering your original instructions in any way, or if you are now overriding original wire transfer instructions with a request for payment by check, you do not need to provide a signature guarantee below.)

NOTE: If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary for more information.

PART 4. SIGNATURE(S)

Signature
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

Print Name of Investor

Print Name and Title of Signatory
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

Date:

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